Amendment No. 1 to Fund Participation and Service Agreement

between

Pacific Life Insurance Company

Pacific Life & Annuity Company

American Funds Distributors, Inc.

American Funds Insurance Series

American Funds Service Company

and

Capital Research and Management Company

  Pacific Life Insurance Company and Pacific Life & Annuity Company (collectively shall be called the “Insurance Company”), on its behalf and on behalf of certain segregated asset accounts of the Insurance Company, American Funds Distributors, Inc., American Funds Insurance Series, American Funds Service Company and Capital Research and Management Company, have previously entered into a Fund Participation and Service Agreement dated October 1, 2013 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

  Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

  For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Exhibit A of the Agreement is deleted and replaced in its entirety with the Exhibit A attached hereto.

2.	The changes set forth herein shall be effective as of May 1, 2014.

Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of March 1, 2014.

PACIFIC LIFE INSURANCE COMPANY
for itself and on behalf of the Separate Accounts

By: /s/ Anthony J. Dufault
Name: Anthony J. Dufault
Title: Assistance Vice President

Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary

PACIFIC LIFE & ANNUITY COMPANY for itself and on behalf of the Separate Accounts

By: /s/ Anthony J. Dufault
Name: Anthony J. Dufault
Title: Assistance Vice President

Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary

AMERICAN FUNDS DISTRIBUTORS, INC.

By: /s/ Tim W. McHale
Name: Tim W. McHale
Title: Secretary

AMERICAN FUNDS INSURANCE SERIES

By: /s/ Steven I. Koszalka
Name: Steven I. Koszalka
Title: Secretary

AMERICAN FUNDS SERVICE COMPANY

By: /s/ Angela M. Mitchell
Name: Angela M. Mitchell
Title: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By: /s/ Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary

EXHIBIT A

American Funds Insurance Series Funds

Class 4

Capital Income Builder

Global Growth Fund

New World Fund

International

International Growth and Income Fund

U.S. Government/AAA-Rated Securities Fund

Class P2

Managed Risk Asset Allocation Fund

4